Exhibit 4.2

CUSIP NO. 478160CU6	PRINCIPAL AMOUNT:
$[ ]

REGISTERED NO. R-

JOHNSON & JOHNSON

4.800% NOTE DUE 2029

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of The Depository Trust Company (and any payment is made to CEDE & CO. or to such other entity as is requested by an authorized representative of The Depository Trust Company), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL as the registered owner hereof, CEDE & Co., has an interest herein.

The following summary of terms is subject to the information set forth on the reverse hereof:

ORIGINAL ISSUE DATE:	May 20, 2024

MATURITY DATE:	June 1, 2029

INTEREST RATE:	4.800%

INTEREST PAYMENT DATES:	June 1 and December 1

RECORD DATES:	May 15 and November 15

DEPOSITARY:	The Depository Trust Company

OPTIONAL REDEMPTION:	Yes

JOHNSON & JOHNSON, a New Jersey corporation (herein called the “Company,” which term includes any successor person under the indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $[      ] ([      ] U.S. DOLLARS) on the Maturity Date of this Note, and to pay interest thereon from and including May 20, 2024 or from and including the last date in respect of which interest has been paid, as the case may be. Interest will be paid on the Interest Payment Dates shown above, commencing December 1, 2024 (except as provided below), at the Interest Rate per annum specified above, until the principal hereof is paid or made available for payment, and interest shall accrue on any overdue principal and on any overdue installment of interest (to the extent that the payment of such interest shall be legally enforceable) at the Interest

Rate per annum shown above. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date next preceding such Interest Payment Date; provided, however, that interest payable at the Maturity Date will be payable to the person to whom principal shall be payable. The first payment of interest on this Note will be made on December 1, 2024 to the registered owner of this Note on November 15, 2024. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

Beneficial owners of this Note will be paid in accordance with the Depositary’s and its participants’ procedures in effect from time to time.

Any payment otherwise required to be made in respect of this Note on a date that is not a Business Day (as defined on the reverse hereof) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.

Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR INDIVIDUAL CERTIFICATES EVIDENCING THE SECURITIES REPRESENTED HEREBY IN DEFINITIVE FORM, THIS NOTE MAY BE TRANSFERRED IN WHOLE, BUT NOT IN PART, AND ONLY BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

In addition, ownership of beneficial interests in this Note will be limited to participants in the Depositary or persons that hold interests through such participants, and the transfer of beneficial interests herein will be effected only through records maintained by the Depositary (with respect to interests of participants in the Depositary) or by participants in the Depositary or persons that may hold interests through such participants (with respect to persons other than participants in the Depositary).

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid until the certificate of authentication hereon shall have been manually signed by or on behalf of the Trustee or an authenticating agent under the Indenture referred to on the reverse hereof.

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IN WITNESS WHEREOF, Johnson & Johnson has caused this instrument to be signed in its name by the signature of one of its duly authorized officers.

Dated: May 20, 2024	JOHNSON & JOHNSON

By:
Name:
Title:

Attest:

By:
Name:
Title:

[Signature Page to Global Note]

Dated: May 20, 2024

Trustee’s Certificate of Authentication

This is one of the Notes described herein and referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:
Authorized Officer

[Signature Page to Global Note]

[Reverse of Note]

JOHNSON & JOHNSON

4.800% NOTE DUE 2029

Section 1. General. This Note is one of a duly authorized series of debt securities (herein called the “Notes”) of Johnson & Johnson, a New Jersey corporation (the “Company”), issued under and pursuant to an indenture, dated as of September 15, 1987, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company which succeeded Harris Trust and Savings Bank), as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture dated as of September 1, 1990 and a Second Supplemental Indenture dated as of November 9, 2017 (as so supplemented, the “Indenture”), to which Indenture and all other indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes, this Note being subject to all terms therein contained. This Note is an unsecured obligation of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness for borrowed money of the Company.

Section 2. Payments. (a) Interest on this Note will be payable semiannually each June 1 and December 1 (each, an “Interest Payment Date”), commencing December 1, 2024 and at the Maturity Date.

Interest payments on each Interest Payment Date for this Note will include accrued interest from and including May 20, 2024 or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date, except that at the Maturity Date the interest payments will include accrued interest from and including the Original Issue Date, or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the Maturity Date.

(b) The principal of and any premium and interest on this Note are payable by the Company in U.S. dollars.

(c) Until this Note is paid or payment thereof is duly provided for, the Company will, at all times, maintain a Paying Agent in the city of New York capable of performing the duties described herein to be performed by the Paying Agent. The Bank of New York Mellon, 311 S Wacker Drive, Suite 6200B, Floor 62, Mailbox #44, Chicago, Illinois 60606, will act as a Paying Agent and co-registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice. The Company may act in any such capacity.

Section 3. Defeasance. If the Company at any time deposits with the Trustee money or eligible government obligations sufficient to make timely payments of all principal of and interest on the Notes, the Company will be discharged from the restrictive covenants in the Indenture or possibly from all payment obligations under the Indenture and this Note, provided certain conditions set forth in the Indenture are met by the Company. If the Company is so discharged from its payment obligations with respect to this Note, the holder would be able to look only to the deposited money or government obligations for payment. Eligible government obligations are those backed by the full faith and credit of the government of the United States.

Section 4. Restrictive Covenants. This Note is an unsecured general obligation of the Company. The Indenture does not limit other unsecured debt. It does limit certain debt and sale and leaseback transactions if the debt is secured by liens on or the property leased is manufacturing property located in the continental United States which is of material importance to the Company’s consolidated business. The limitations are subject to a number of important definitions, qualifications and exceptions set forth in the Indenture. Once a year the Company must report to the Trustee on compliance with the limitations.

Section 5. Events of Default. An Event of Default is: default for 30 days in payment of interest on the Notes; default in payment of principal on the Notes; failure by the Company for 90 days after notice to it to comply with any of its other agreements in the Indenture or this Note; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately.

Section 6. Optional Redemption. Prior to the Par Call Date (as defined below), the Company may redeem this Note at the Company’s option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 5 basis points less (b) interest accrued on the principal amount of the Notes being redeemed to, but excluding, the date of redemption, and

•	100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest on the Notes to be redeemed to, but excluding, the date of redemption.

On or after the Par Call Date, the Company may redeem this Note, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.

Notice of any redemption will be delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 15 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed. Any redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent and, at the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion) or the redemption date may not occur and such notice may be rescinded if all such conditions precedent included at the Company’s discretion shall not have been satisfied (or waived by the Company in its sole discretion). Once notice of redemption is delivered, the Notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date, subject to conditions precedent, if any, that the Company specifies in the notice of redemption).

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption. On or before the redemption date, the Company will deposit with the paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on that date.

“Par Call Date” means May 1, 2029.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Section 7. Amendments and Waivers. Subject to certain exceptions, provisions of the Indenture or this Note may be amended with the consent of the holders of a majority in principal amount of the Notes at the time outstanding, and any existing default with respect to the Notes may be waived with the consent of the holders of a majority in principal amount of the Notes. Without the consent of any holder, the Indenture or this Note may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to the holder in the case of a merger or transfer or lease of all or substantially all of the Company’s assets or to make any change that does not adversely affect the rights of the holder of this Note.

Section 8. Authorized Denominations. The Notes are issuable in registered form without coupons in the minimum denomination of $2,000 and in any larger amount that is an integral multiple of $1,000.

Section 9. Exchange and Registration of Transfer. This Note is exchangeable only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Notes or if at any time the Depositary ceases to be in good standing under the Securities Exchange Act of 1934, as amended, and the Company does not appoint a successor Depositary within 90 days after the Company receives such notice or becomes aware that such Depositary is no longer in good standing, or (y) the Company in its sole discretion determines that the Notes shall be exchanged for certificated Notes in definitive form, provided that the definitive Notes so issued in exchange for this Note shall be in authorized denominations and be of like aggregate principal amount and tenor and terms as the portion of this Note to be exchanged. Except as provided above, owners of beneficial interests in this Note will not be entitled to have this Note or Notes represented by this Note registered in their names or receive physical delivery of Notes in definitive form and will not be considered the holders hereof for any purpose under the Indenture.

Section 10. No Recourse Against Certain Persons. A stockholder, officer, director or employee, as such, past, present or future, of the Company or any successor corporation, shall not have any liability for any obligation of the Company under the Indenture or this Note or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting this Note, the holder hereby waives and releases all such liability. Such waiver and release are part of the consideration for the issue of this Note.

Section 11. Business Day. “Business Day” means any day, other than a Saturday, a Sunday or a day on which banking institutions are authorized or required by law or regulation to be closed in the city of New York.

Section 12. Definitions. All terms used in this Note which are not defined herein but are defined in the Indenture shall have the meanings assigned to them therein.

Section 13. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

The Company will furnish a copy of the Indenture to any holder of a Note upon written request and without charge. Requests may be made to: Treasurer, Johnson & Johnson, One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfers unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing            attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:
Signature

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —

. . . . . . . . Custodian . . . . . . . .

(Cust) (Minor)

Under Uniform Gifts to Minors Act

.................................

(State)

Additional abbreviations may also be used though not in the above list.

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